As filed with the Securities and Exchange Commission on January 29, 2008
Reg. No. 333-118801

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALTERNET SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	88-0473897
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	identification No.)

(Address of Principal Executive Offices)
#610 – 815 West Hastings Street
Vancouver, British Columbia V6C 1B4

2008 PROFESSIONAL/CONSULTANT STOCK COMPENSATION PLAN
(Full title of plan)

Resident Agents of Nevada
711 S. Carson Street, Suite 4
Carson City, Nevada 89701
(Name and address of agent for service)

775-882-4641
(Telephone number, including area code, of agent for service)

With a copy to:

Andrea Cataneo, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, NY 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

CALCULATION OF REGISTRATION FEE

	Proposed		Proposed	Proposed
	Maximum		Maximum	Maximum
	Amount		Offering Price	Aggregate
Title of each class of securities	to be		Per Security	Offering	Amount of
to be registered	Registered		(2)	Price	Registration Fee

Common Stock, par value $0.001 per share	6,000,000	(1)	$0.025	$150,000	$5.90
_______________________
(1)	Issuable pursuant to the 2008 Professional/Consultant Stock Compensation Plan dated as of January 29, 2008.

(2)

Computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The offering price per share, maximum aggregate offering price and registration fee is based upon the price on the over the counter bulletin board of $0.025, on January 23, 2008.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Item 1 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

Henryk Dabrowski
#610-815 West Hastings St.
Vancouver, BC, V6C 1B4

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

o Reference is made to the Registrant's quarterly report on Form 10-QSB for the period ending September 30, 2007 filed with the SEC on November 14, 2007, which is hereby incorporated by reference.

o Reference is also made to the Registrant’s quarterly report 10-QSB for the period ending June 30, 2007 filed with the SEC on August 14, 2007, which is hereby incorporated by reference.

o Reference is also made to the Registrant’s quarterly report 10-QSB for the period ending March 31, 2007 filed with the SEC on May 15, 2007, which is hereby incorporated by reference.

o Reference is made to the Registrant's annual report on Form 10-KSB for the year ended December 31, 2006, as filed with the SEC on April 2, 2007, which is hereby incorporated by reference.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

EXHIBIT	EXHIBIT
NUMBER
4.1	2008 Professional/ Consultant Stock Compensation Plan

5.1	Legality Opinion of Sichenzia Ross Friedman Ference LLP

23.1	Consent of Independent Registered Public Accounting Firm

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, on January 29, 2008.

ALTERNET SYSTEMS, INC.

By:	/s/Henryk Dabrowski
Henryk Dabrowski
President, Director

Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed below by the following persons on January 29, 2008.

Signature	Title	Date

/s/ Henryk Dabrowski	President and Director	January 29, 2008
Henryk Dabrowski

/s/ Patrick Fitzsimmons	Secretary, Treasurer	January 29, 2008
Patrick Fitzsimmons	and Director

/s/ Manfred Koroschetz	Director	January 29, 2008
Manfred Koroschetz

/s/ Robin Bjorklund	Director	January 29, 2008
Robin Bjorklund